Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Imaging

Howard Aihara

Executive Vice President

Chief Financial Officer

(714) 688-7100

ALLIANCE IMAGING REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2008

ANAHEIM, CA—April 30, 2008–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the first quarter ended March 31, 2008.

First Quarter 2008 Financial Results

Revenue for the first quarter of 2008 increased 8.9% to $119.1 million from $109.4 million in the first quarter of 2007.

Alliance’s Adjusted EBITDA was $43.6 million in both the first quarter of 2008 and 2007.  First quarter 2007 Adjusted EBITDA (as defined below) included a $2.0 million gain as a result of a sale/leaseback transaction in one of the Company’s unconsolidated investees, which represented 4.6% of first quarter 2007 Adjusted EBITDA.  This amount is included in the line item, “Earnings from unconsolidated investees” in Alliance’s condensed consolidated statements of operations and comprehensive income.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.07 per share in the first quarter of 2008 and $0.11 per share in the first quarter of 2007.  In the first quarter of 2007, the gain due to the sale/leaseback transaction positively impacted diluted earnings per share by $0.02.

Cash flows provided by operating activities were $28.3 million in the first quarter of 2008 compared to $24.7 million in the corresponding quarter of 2007. Cash capital expenditures in the first quarter of 2008 were $17.0 million compared to $24.8 million in the first quarter of 2007. Alliance opened two new fixed-site imaging centers and acquired six stereotactic radiosurgery facilities in the first quarter of 2008.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $549.8 million at March 31, 2008 and $549.9 million at December 31, 2007.  Cash and cash equivalents were $107.2 million at March 31, 2008 and $120.9 million at December 31, 2007.

The Company’s total long-term debt (including current maturities) decreased to $657.0 million at March 31, 2008 from $670.8 million as of December 31, 2007.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance continues to focus on operating our core business efficiently and making investments in imaging and oncology projects. We remain committed to meeting the needs of our patients and hospital customers. First quarter reflects our progress toward achieving our strategic initiatives.”

Full Year 2008 Guidance

Alliance is reaffirming its full year 2008 guidance ranges as follows:

2008 Full Year
Guidance Range
(Dollars in millions)

Revenue	$472 - $484
Adjusted EBITDA	$172 - $182
Cash capital expenditures	$55 - $65
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$38 - $48
Fixed-site imaging center openings	15 - 20
Radiation therapy center openings	3 - 5

First Quarter 2008 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2008 results.  The conference call is scheduled for Thursday, May 1 at 8:30 a.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can also be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International).  Interested parties should call at least five minutes prior to the conference call to register. A replay of the call can be accessed until August 1, 2008 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International).  The conference call identification number is 44841846.

Definition of Adjusted EBITDA

“Adjusted EBITDA” as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense; and other non-cash charges.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Annual Report

Alliance’s annual report containing its annual financial statements has been filed with the Securities and Exchange Commission and is available on the Company’s website at www.allianceimaging.com.  Click on Financial Reports in the Investors section of the website to access the link.  Manual copies are available and requests should be sent to Alliance Imaging, Inc., Attention:  Investor Relations, 1900 S. State College Blvd, Suite 600, Anaheim, CA 92806.

About Alliance Imaging

Alliance Imaging is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed.  Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 500 diagnostic imaging and radiation therapy systems, including 314 MRI systems and 81 PET or PET/CT systems, and served over 1,000 clients in 44 states at March 31, 2008.  The Company operated 88 fixed-site imaging centers (five in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.  The Company also operated 18 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of March 31, 2008.

Forward-Looking Statements

This press release contains forward-looking statements relating to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks.  Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2007, in each case filed with the Securities and Exchange Commission.  These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

# # #

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	First Quarter Ended
	March 31,
	2007	2008

Revenues	$109,406	$119,121

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	56,177	62,782
Selling, general and administrative expenses	14,728	15,709
Severance and related costs	76	147
Depreciation expense	20,801	21,413
Amortization expense	1,210	1,857
Interest expense, net of interest income	10,074	11,816
Other (income) and expense, net	(320)	(62)
Total costs and expenses	102,746	113,662
Income before income taxes, minority interest expense, and earnings from unconsolidated investees	6,660	5,459
Income tax expense	3,952	2,677
Minority interest expense	521	594
Earnings from unconsolidated investees	(3,484)	(1,224)
Net income	$5,671	$3,412

Comprehensive income, net of taxes:
Net income	$5,671	$3,412
Unrealized loss on hedging transactions, net of taxes	(269)	(1,738)
Comprehensive income, net of taxes:	$5,402	$1,674

Earnings per common share:
Basic	$0.11	$0.07
Diluted	$0.11	$0.07

Weighted average number of shares of common stock and common stock equivalents:
Basic	49,955	51,027
Diluted	51,088	51,986

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	March 31,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$120,892	$107,199
Accounts receivable, net of allowance for doubtful accounts	58,439	61,231
Deferred income taxes	16,091	16,091
Prepaid expenses and other current assets	5,637	3,732
Other receivables	7,304	6,069
Total current assets	208,363	194,322

Equipment, at cost	777,212	800,772
Less accumulated depreciation	(434,364)	(448,579)
Equipment, net	342,848	352,193

Goodwill	175,804	175,620
Other intangible assets, net	93,221	92,970
Deferred financing costs, net	8,460	8,538
Other assets	21,111	19,384
Total assets	$849,807	$843,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,622	$12,506
Accrued compensation and related expenses	17,976	18,697
Accrued interest payable	4,912	9,540
Other accrued liabilities	33,512	37,047
Current portion of long-term debt	3,627	3,599
Total current liabilities	80,649	81,389

Long-term debt, net of current portion	376,184	361,916
Senior subordinated notes	290,985	291,446
Minority interests and other liabilities	6,271	9,207
Deferred income taxes	92,062	92,120
Total liabilities	846,151	836,078

Stockholders’ equity:
Common stock	509	509
Treasury stock	(61)	(61)
Additional paid-in (deficit) capital	(1,470)	149
Accumulated comprehensive income (loss)	205	(1,533)
Retained earnings	4,473	7,885
Total stockholders’ equity	3,656	6,949
Total liabilities and stockholders’ equity	$849,807	$843,027

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2007	2008
Operating activities:
Net income	$5,671	$3,412
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	832	1,509
Non-cash share-based compensation	898	1,526
Depreciation and amortization	22,011	23,270
Amortization of deferred financing costs	397	569
Accretion of discount	—	461
Adjustment of swaps to fair value	672	—
Distributions (less than) greater than equity in undistributed income of investees	(421)	76
Deferred income taxes	2,844	1,235
Excess tax benefit from non-cash share-based payments	(254)	(20)
Gain on sale of assets	(320)	(62)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,307)	(4,301)
Prepaid expenses and other current assets	464	1,905
Other receivables	(1,831)	1,235
Other assets	(1,128)	380
Accounts payable	(4,228)	(8,394)
Accrued compensation and related expenses	(1,260)	721
Accrued interest payable	2,657	4,628
Income taxes payable	(637)	—
Other accrued liabilities	333	(209)
Minority interests and other liabilities	1,299	381
Net cash provided by operating activities	24,692	28,322

Investing activities:
Equipment purchases	(24,764)	(16,975)
Decrease in deposits on equipment	13,455	1,209
Acquisitions, net of cash received	—	(10,799)
Proceeds from sale of assets	1,392	1,045
Net cash used in investing activities	(9,917)	(25,520)

	Quarter Ended March 31,
	2007	2008

Financing activities:
Principal payments on equipment debt	(855)	(941)
Proceeds from equipment debt	138	—
Principal payments on term loan facility	(600)	(15,000)
Principal payments on revolving loan facility	(7,000)	—
Proceeds from revolving loan facility	7,000	—
Payments of debt issuance costs	(127)	(647)
Proceeds from exercise of employee stock options	556	73
Excess tax benefit from non-cash share-based payment	254	20
Net cash used in financing activities	(634)	(16,495)

Net increase (decrease) in cash and cash equivalents	14,141	(13,693)
Cash and cash equivalents, beginning of period	16,440	120,892
Cash and cash equivalents, end of period	$30,581	$107,199

Supplemental disclosure of cash flow information:
Interest paid	$6,587	$7,157
Income taxes paid, net of refunds	937	1,075

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$938	$27
Capital lease obligations assumed for the purchase of equipment debt	—	1,645
Comprehensive income from hedging transactions, net of taxes	(269)	(1,738)

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense, and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both March 31, 2007 and 2008, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of March 31, 2007 and 2008, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended March 31, 2007 and 2008.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  The Company was in compliance with these covenants for the quarters ended March 31, 2007 and 2008.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	1st Quarter Ended March 31,
	2007	2008
Net income	$5,671	$3,412
Income tax expense	3,952	2,677
Interest expense, net of interest income	10,074	11,816
Amortization expense	1,210	1,857
Depreciation expense	20,801	21,413
Non-cash share-based compensation (included in selling, general and administrative expenses)	898	1,526
Minority interest expense	521	594
Severance and related costs	76	147
Non-recurring shareholder expense (included in selling, general and administrative expenses)	264	—
Other non-cash charges (included in other income and expenses, net)	99	164
Adjusted EBITDA	$43,566	$43,606

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  As of March 31, 2007 and 2008, our consolidated leverage ratio was as follows:

	March 31
	2007	2008
Consolidated total debt	$528,108	$656,961
Last 12 months consolidated Adjusted EBITDA	171,577	165,659
Last 12 months consolidated Adjusted EBITDA, as adjusted	171,577	177,663
Consolidated leverage ratio	3.08x	3.70x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. As of March 31, 2007 and 2008, our consolidated senior leverage ratio was as follows:

	March 31
	2007	2008
Consolidated senior debt	$374,567	$365,515
Last 12 months consolidated Adjusted EBITDA	171,577	165,659
Last 12 months consolidated Adjusted EBITDA, as adjusted	171,577	177,663
Consolidated senior leverage ratio	2.18x	2.06x

Interest coverage ratio is defined under our credit agreement as the ratio of consolidated Adjusted EBITDA to   consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter.  As of March 31, 2007 and 2008, our interest coverage ratio was as follows:

	March 31
	2007	2008
Last 12 months consolidated Adjusted EBITDA	$171,577	$165,659
Last 12 months consolidated Adjusted EBITDA, as adjusted	171,577	177,663
Last 12 months consolidated cash interest expense	38,128	42,452
Interest coverage ratio	4.50x	4.19x

The reconciliation from net income to Adjusted EBITDA for the 2008 guidance range is shown below:

	2008 Full Year
	Guidance Range
	(Dollars in millions)
Net income	$12	$15
Income tax expense	8	11
Depreciation expense; amortization expense; interest expense, net of interest income; minority interest expense; non-cash share-based compensation; and other expenses	152	156
Adjusted EBITDA	$172	$182

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended
	March 31,
	2007	2008
MRI
Average number of total systems	310.6	307.0
Average number of scan-based systems	256.6	249.9
Scans per system per day (scan-based systems)	9.12	9.06
Total number of scan-based MRI scans	162,800	158,708
Price per scan	$360.69	$382.55

Scan-based MRI revenue (in millions)	$58.7	$60.7
Non-scan based MRI revenue (in millions)	6.8	7.5
Total MRI revenue (in millions)	$65.5	$68.2

PET and PET/CT
Average number of systems	69.9	76.9
Scans per system per day	6.29	6.12
Total number of PET and PET/CT scans	27,713	31,000
Price per scan	$1,221	$1,199

Total PET and PET/CT revenue (in millions)	$34.2	$37.3

Revenue breakdown (in millions)
Total MRI revenue	$65.5	$68.2
PET and PET/CT revenue	34.2	37.3
Other modalities and other revenue	9.7	13.6
Total revenues	$109.4	$119.1

Total fixed-site revenue (in millions)	2007	2008
First quarter ended March 31	$18.1	$24.3

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended March 31, 2008 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2006
Second Quarter	$(6.4)	$6.2	$(0.2)
Third Quarter	(12.9)	4.8	(8.1)
Fourth Quarter	(9.2)	6.4	(2.8)

2007
First Quarter	$(8.8)	$7.7	$(1.1)
Second Quarter	(9.3)	7.4	(1.9)
Third Quarter	(9.7)	4.1	(5.6)
Fourth Quarter	(10.1)	6.5	(3.6)

2008
First Quarter	$(8.4)	$3.3	$(5.1)

Last Twelve Months Ended March 31, 2008	$(37.5)	$21.3	$(16.2)